Spindle Inc. Comments on Recent Corporate Actions

MIAMI, FL.-- (February 11, 2018) - Spindle, Inc. (OTCQB: SPDL) ("Spindle" or the "Company"), a provider of payment processing, marketing and other business services, today commented on recent corporate action involving an increase in its authorized shares on February 5, 2019.

Dr. Jack Scott, Chairman and interim CEO noted, “The Company's increase in authorized shares is the first step in a logistical move designed to allow for the reserves necessary to bring in more advantageous financing and eliminate previous, less advantageous financing.  Share reserves are commonplace with convertible notes and are set at a higher multiple of the shares than will generally be issued upon conversion.  Reserve shares are held by our transfer agent and are not issued and outstanding.  Based on the present conditions, Spindle believes that its actual reserve requirement necessary to source new financing would be significantly less than the total of the newly authorized shares.”

Spindle’s President Chris Wesser stated, “This is an important time of year for the Company and its stockholders.  There is a long period between the release of the third-quarter 10-Q, which we filed on November 19, 2018, and the 2018 10-K, which we expect to timely file by April 15, 2019.  When there is a long period between filings, investors may experience an information void where a company may be limited in the information it may convey.”

Wesser continued, “During such a period, it is easy for investors to lose sight of the Company’s progress as well as their own rationale for investing in the Company to begin with.  Management is keenly aware of this; however, such communication limitations must remain in place until plans become solidified and targeted milestones completed.  I wanted to take this opportunity to reassure investors that Spindle’s management is both committed to, and making progress on, the strategies outlined in our most recent 10-Q.”

“As I speak, I believe that we are close to achieving several of the critical early benchmarks identified as necessary to support our strategic plan, and we remain committed to providing more detailed information about our progress as it becomes permissible for us to do so.  I also want to remind investors that when we take a corporate action, such as our recent authorized share increase, we never do so lightly.  Rather, we do so after reasoned discussion and analysis, and only for reasons that we believe positively impact our ability to make progress on our strategic plan.”

About Spindle

Spindle, Inc. provides payment processing services to merchants using its Catalyst Gateway, and also acts as an agent, independent contractor or referral partner to broker merchants that it secures to other merchant processors for ongoing fees based on processing volume. Spindle serves Small to Medium-sized Businesses (SMBs) in these capacities. For more information, please visit www.spindle.com.

Forward-Looking Statements

This release includes forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. All statements regarding our expected future financial position, results of operations, cash flows, financing plans, business strategy, products and services, competitive positions, growth opportunities, plans and objectives of management for future operations, as well as statements that include words such as ''anticipate,'' ''if,'' ''believe,'' ''plan,'' ''estimate,'' ''expect,'' ''intend,'' ''may,'' ''could,'' ''should,'' ''will,'' and other similar expressions are forward-looking statements. All forward-looking statements involve risks, uncertainties and contingencies, many of which are beyond our control, which may cause actual results, performance, or achievements, as described in our reports filed with the Securities and Exchange Commission which are available for review at www.sec.gov, to differ materially from anticipated results, performance, or achievements. We are under no obligation to (and expressly disclaim any such obligation to) update or alter our forward-looking statements, whether as a result of new information, future events or otherwise.